                                                          EXHIBIT 12


                 PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                              ___________________


                                                    Three Months Ended
                                                      March 31, 1999
                                                    -------------------

Earnings before income taxes                                 $2,955

Add (Deduct):
Equity in net earnings of less than 50% owned
   affiliates                                                   (40)
Dividends from less than 50% owned
   affiliates                                                    13
Fixed charges                                                   319
Interest capitalized, net of amortization                        (1)
                                                             ------

Earnings available for fixed charges                         $3,246
                                                             ======

Fixed charges:
Interest incurred:
   Consumer products                                         $  263
   Financial services                                            20
                                                             ------

                                                                283

Portion of rent expense deemed to represent
   interest factor                                               36
                                                             ------

Fixed charges                                                $  319
                                                             ======

Ratio of earnings to fixed charges                             10.2
                                                             ======

                                                           EXHIBIT 12


                 PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                               __________________


                                                     Years Ended December 31,
                                         ------------------------------------------------

                                           1998      1997      1996      1995      1994
                                         --------  --------  --------  --------  --------
Earnings before income
   taxes and cumulative
   effect of accounting
   changes                                $9,087   $10,611   $10,683   $ 9,347    $8,216

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates                         (195)     (207)     (227)     (246)     (184)
Dividends from less
   than 50% owned
   affiliates                                 70       138       160       202       165
Fixed charges                              1,386     1,438     1,421     1,495     1,537
Interest capitalized,
   net of amortization                        (5)      (16)       13         2        (1)
                                         -------   -------   -------   -------    ------
Earnings available for
   fixed charges                         $10,343   $11,964   $12,050   $10,800    $9,733
                                         =======   =======   =======   =======    ======

Fixed charges:
Interest incurred:
   Consumer products                     $ 1,166   $ 1,224   $ 1,197   $ 1,281    $1,317
   Financial services                         77        67        81        84        78
                                         -------   -------   -------   -------    ------

                                           1,243     1,291     1,278     1,365     1,395
Portion of rent expense
   deemed to represent
   interest factor                           143       147       143       130       142
                                         -------   -------   -------   -------    ------

Fixed charges                            $ 1,386   $ 1,438   $ 1,421   $ 1,495    $1,537
                                         =======   =======   =======   =======    ======
Ratio of earnings to
   fixed charges                             7.5       8.3       8.5       7.2       6.3
                                         =======   =======   =======   =======    ======